UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2016

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36833	91-1949078
(Commission File Number)	(IRS Employer
Identification No.)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 7, 2016, VolitionRx Limited (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2015 Stock Incentive Plan (the “Plan”) to increase the number of shares available for issuance under such plan by 750,000 shares. The Amendment had previously been approved by the Board of Directors of the Company on August 5, 2016, subject to the approval of the Company’s stockholders.

The foregoing description of the Amendment and the Plan is qualified in its entirety by reference to the full text of the Plan, as amended, a copy of which is attached as Appendix A to the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on August 22, 2016 and incorporated herein by reference. In addition, a more detailed summary of the Amendment and the Plan can be found in such Proxy Statement under “Proposal 4 – Approval of Amendment to 2015 Stock Incentive Plan.”

Item 5.03

Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”), eliminating all provisions relating to preferred stock, par value $0.001.  The Restated Certificate had previously been approved by the Board of Directors of the Company on August 5, 2016, subject to the approval of the Company’s stockholders.  The Restated Certificate became effective upon its filing with the Secretary of State of the State of Delaware on October 7, 2016.

The Restated Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to such Exhibit 3.1.

Item 5.07

Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held at 1:00 p.m. local time on October 7, 2016, the Company’s stockholders voted on five proposals. The Company had 23,521,219 shares of common stock outstanding on August 12, 2016, the record date for the Annual Meeting, of which 17,171,763 shares of common stock were present in person or represented by proxy at the Annual Meeting.  The matters voted on at the Annual Meeting are described in more detail in the Proxy Statement.

The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each proposal are set forth below:

Proposal 1: The Company’s stockholders elected six members to the Board to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal.  The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Cameron Reynolds	12,733,148	70,528	4,368,087
Dr. Martin Faulkes	12,733,148	70,528	4,368,087
Guy Innes	12,553,586	250,090	4,368,087
Dr. Alan Colman	12,553,686	249,990	4,368,087
Dr. Habib Skaff	12,553,686	249,990	4,368,087
Dr. Edward Futcher	12,733,148	70,528	4,368,087

Proposal 2: The Company’s stockholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained
17,072,006	0	99,757

Proposal 3: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,879,358	921,218	3,100	4,368,087

Proposal 4: The Company’s stockholders approved an amendment to the Company’s 2015 Stock Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,658,748	134,928	10,000	4,368,087

Proposal 5: The Company’s stockholders approved the Second Amended and Restated Certificate of Incorporation. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,678,348	29,600	95,728	4,368,087

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 11, 2016

VolitionRx Limited

By:   /s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation.